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              AMENDED AND RESTATED OPTION AND WARRANT AGREEMENT

                  THIS AMENDED AND RESTATED OPTION AND WARRANT AGREEMENT ("this Agreement") is made this 19th day of December, 1995 by and among W.D. Everitt, Jr., an individual ("Everitt"), National Consumer Services Corp., L.L.C., a Georgia limited liability company ("NCS"), National Consumer Services, Corp. II, L.L.C., a Georgia limited liability company ("NCS II"), and Block Financial Corporation, a Delaware Corporation ("BFC") and is amended and restated as of January 1, 1996.

                                   Recitals

                  A. Pursuant to that certain Operating Agreement for NCS dated as of September 15, 1995, as amended by the First Amendment to Operating Agreement of NCS (as amended, the "NCS Operating Agreement"), Everitt owns a Company Interest (as such term is defined in the NCS Operating Agreement) in NCS equal to a 66% Percentage Interest (as such term is defined in the NCS Operating Agreement).

                  B. Pursuant to that certain Operating Agreement for NCS II dated as of December 19, 1995 (the "NCS II Operating Agreement"), Everitt owns a Company Interest (as such term is defined in the NCS II Operating Agreement) in NCS equal to a 66% Percentage Interest (as such term is defined in the NCS II Operating Agreement).

                  C. In reliance upon, and in consideration of, the agreements of Everitt, NCS and NCS II under this Agreement to grant options to BFC with respect to the purchase by BFC of a Company Interest in NCS and NCS II, BFC has agreed to (i) extend certain financial accommodations to NCS and NCS II pursuant to that certain Credit Agreement by and between NCS, NCS II and BFC dated even date herewith (the "Credit Agreement") and (ii) purchase certain mortgage loans from NCS and NCS II pursuant to that certain Loan Purchase Agreement by and between NCS, NCS II and BFC dated even date herewith.

                                  Agreements

                  IN CONSIDERATION of the premises, and of the mutual promises, obligations and agreement contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                  1.   Option.   (a)   Everitt  hereby  grants  to BFC the
right and option to purchase from Everitt a Company Interest in each of NCS and NCS II equal to a 40% Percentage Interest in each of NCS and NCS II, at an aggregate purchase price of $4,000,000 and in the manner and on the terms and conditions as hereinafter set forth.

                  (b) The option granted by Everitt to BFC hereunder may be exercised by BFC at any time during (and only during) the three-year period commencing on December 19, 1995 (the "Option Period"); provided, however, that in the event BFC's obligations to make Loans (as such term is defined in the Credit Agreement ) under the Credit Agreement is terminated for any reason, such option shall terminate upon the earlier of (i) the expiration of the Option Period or (ii) the date 90 days after the date on which BFC's obligations to make Loans under the Credit Agreement is terminated. BFC shall exercise such right, if at all, by giving Everitt, NCS and NCS II written notice of exercise. Such notice of exercise shall specify a date for closing of the purchase, which date shall not be more



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than 15 days after the date of such notice of exercise. Any exercise of the option granted to BFC hereunder shall be with respect to both NCS and NCS II.

                  (c) The closing of any purchase and sale of Company Interests under this Section 1 shall be held at the principal office of NCS (or such other place as agreed upon by Everitt and BFC) on such date set forth in Section 1 (b) of this Agreement; provided, however, that if the closing is scheduled for a day that is not a business day in the State of Georgia, the closing shall occur on the next business day thereafter. At the closing, the purchase price shall be paid by federal wire transfer of funds immediately available at such domestic account designated by Everitt, against delivery of a written instrument of transfer of the applicable Company Interests executed by Everitt (or his applicable legal representative) and in form and substance satisfactory to BFC.

                  2. Restrictions on Transfer. During the period commencing on the date hereof and ending on the date of the closing of any purchase and sale of Company Interests under Section 1 of this Agreement, Everitt shall not make, and NCS and NCS II shall not suffer to occur, any Transfer (as such term is defined in the NCS Operating Agreement) of Everitt's Company Interests in NCS and/or NCS II that results in Everitt owning after such Transfer a Percentage Interest in NCS or NCS II that is less then 40%.

                  3. Failure to Transfer Company Interest. (a) If Everitt or his legal representative is not present at the time and place designated for a closing pursuant to Section 1 of this Agreement, or, if present, fails to execute and deliver to BFC a written instrument of transfer of the applicable Company Interests as required by Section 1 of this Agreement, or fails to satisfy any other obligation to be satisfied at the closing, as aforesaid, for any reason whatsoever or no reason (any such foregoing events is hereinafter referred to as a "Closing Failure"), then the purchase price and any document required of BFC at the closing ( such purchase price and documents are hereinafter referred to as the "Closing Documentation") shall be deposited with the Manager of NCS. The foregoing shall constitute valid payment even though Everitt has attempted to encumber or dispose of any of such Company Interests contrary to the provisions of this Agreement and irrespective of the fact that any pledge, transferee or other person may thereby have attempted to acquire an interest in any of such Company Interests or the fact any of such Company Interests may have been Transferred to any such person.

                  (b) If the Closing Documentation is deposited with the Manager of NCS as provided herein, then from and after the date of such deposit and even if the written instrument of transfer as required by Section 1 of this Agreement has not been delivered to BFC, the purchase of such Company Interests shall be deemed to have been fully effected and all title and interest in and to such Company Interests shall be deemed to have been vested in BFC, and all rights of Everitt or of any purported transferee, assignee or any other person purporting to have an interest therein, as a Member (as defined in the NCS Operating Agreement and NCS II Operating Agreement, as the case may be) or otherwise, shall terminate except for the right to receive the Closing Documentation, but without interest; and the Manager of NCS and the Manager of NCS II, as attorney-in-fact for and in the name of Everitt, shall cause such applicable Company Interest to be transferred on the books of NCS and NCS II to BFC. Everitt does hereby irrevocably appoint and designate the Manager of NCS and the Manager of NCS II and their successors in office as his attorney-in-fact, for and on his behalf, to receive, receipt for, hold and collect the Closing Documentation, and to effect the transfer of the Company Interests on the books of NCS and NCS II. Everitt shall be entitled to receive the Closing Documentation upon delivery to NCS of the written instruments of transfer as required by Section 1 of this Agreement, as aforesaid.

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                  4. Warrant. (a) NCS and NCS II each hereby agree, that in the event a Closing Failure occurs and continues until the closing of the purchase of Company Interest pursuant to this Section 4, BFC shall be entitled to subscribe for and purchase from NCS and NCS II Company Interests in NCS and NCS II equal to a 40% Percentage Interest in each of NCS and NCS II, at an aggregate purchase price of $4,000,000 and in the manner, and on, and subject to, the terms and conditions set forth in this Section 4 at any time during the one-year period commencing on the date of deposit of the Closing Documentation with NCS.

                  (b) BFC shall exercise its right to subscribe for and purchase Company Interests pursuant to this Section 4, if at all, by giving Everitt, NCS and NCS II written notice of exercise. Upon receipt of such notice of exercise, NCS and NCS II shall be entitled to retain (as payment by BFC of the purchase price for the Company Interests purchase pursuant to this Section 4) the purchase price deposited with NCS pursuant to Section 3 of this Agreement, and the closing of the purchase of Company Interests under this Section 4 shall be deemed to have occurred on the date such notice was received by NCS. NCS and NCS II hereby agree that the aggregate purchase price shall be remitted by BFC solely to NCS and that such aggregate purchase price shall be allocated between NCS and NCS II as determined by NCS and NCS II.

                  5. Assignments and Transfers; Binding Effect. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto, and the options herein granted shall not be transferable and shall be exercisable only by BFC and shall not be transferred, assigned, pledged or hypothecated by BFC; provided, however, that BFC may assign this agreement or transfer the options herein granted to any Affiliate (as defined in the NCS Operating Agreement) of BFC. All rights and obligations pursuant to this Agreement shall adhere to and be binding upon the parties hereto and their permitted heirs, administrators, executors, successors and assigns.

                  6. Entire Agreement; Amendments. This Agreement cancels and supersedes all previous agreements relating to the subject matter of this agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto. No waiver or any provision hereof will be valid or binding on the parties hereto, unless such waiver is in writing and signed by or on behalf of the parties hereto, and no waiver on one occasion shall be deemed to be a waiver of the same or any other provision hereof in the future.

                  7. NCS and NCS II's Right to Refuse Transfer. NCS and NCS II are hereby irrevocably authorized by Everitt to refuse to accommodate or recognize any Transfer of a Company Interest that would not be in accordance with the terms hereof, and NCS and NCS II and the Manager and the other Members of NCS and NCS II are hereby released and relieved from any and all liability that might arise from the refusal to accommodate or recognize such Transfer.

                  8. Severability. If for any reason any one or more provisions or parts of a provision hereof shall be determined to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision or part of a provision herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted.

                  9. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, by first-class mail, or by facsimile transmission (with confirmation in writing mailed first-class or sent by such overnight courier) or by personal delivery, addressed as follows:

                  If to BFC, to:

                           Block Financial Corporation
                           4435 Main Street, Suite 500
                           Kansas City, Missouri 64111
                           Attention: Clifford A Davis, Jr.
                           Facsimile: 816-561-0673

                  If to Everitt, to:

                           W.D. Everitt, Jr.
                           1815 N. Expressway
                           P.O. Box 149
                           Griffin, Georgia 30224
                           Facsimile: (770) 228-0039

                  If to NCS or NCS II, to:

                           National Consumer Services Corp., L.L.C.

                           16 Perimeter Center
                           Suite 1600
                           Atlanta, Georgia 30306
                           Attention:  John B. Stanforth
                           Facsimile:  (770) 668-0541

                  Any party may change the address to which it desires notices to be sent giving the other party ten (10) days' prior notice of any such change. Any notices shall be deemed effective on the earliest to occur of receipt, telephone confirmation of receipt of facsimile transmission, one business day after delivery to a nationally-recognized overnight courier, or three business days after deposit in the mail.

                  10. Law Governing. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to agreements made and to be performed entirely within such state, including all matters of enforcement, validity and performance.

                  11. Specific Performance. Everitt, NCS and NCS II each hereby acknowledge and agree that the remedy at law available to BFC would be inadequate for any breach of this Agreement whereby (i) a person or his legal representative would refuse to transfer a Company Interest in NCS or NCS II in accordance with the terms of this Agreement, or (ii) Everitt would attempt to transfer a Company Interest in NCS or NCS II not in accordance with the terms of this Agreement. In recognition of that fact, Everitt, NCS and NCS II each hereby agree that, in addition to any other available remedies, BFC shall be entitled to specific performance of all affirmative duties with respect to the transfer of a Company Interest in NCS or NCS II and to an injunction, restraining order or other form of equitable relief prohibiting violation of any of the restrictive covenants with respect to the Transfer of Company Interests hereunder.

                  12. Subrogation of BFC's Rights. In the event BFC exercises its rights under Section 4 of this Agreement and shall have purchased a Company Interest from NCS and/or NCS II pursuant to such Section 4, NCS and NCS II, as the case may be, shall be subrogated as to BFC's right under Sections 1, 2, 3 and 11 of this Agreement and, accordingly, shall be entitled to enforce such rights against Everitt.

                  13. Headings Section headings contained in this Agreement are for Reference purposes only and are in no way intended to define, interpret, describe or limit the scope, extent or intent of this Agreement or any provision hereof.

                  14. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


/s/ W.D. Everitt, Jr.
---------------------------------------
W.D. Everitt, Jr.

BLOCK FINANCIAL CORPORATION

By     Clifford A.Davis, Jr.
  -----------------------------------
 Clifford A.Davis, Jr. Vice President
 Finance and Corporate Development

NATIONAL CONSUMER SERVICES
CORP., L.L.C.

By      John B. Stanforth
  ----------------------------------
      John B. Stanforth
      Manager

NATIONAL CONSUMER SERVICES
CORP. II, L.L.C.

By       John B. Stanforth
   --------------------------------
       John B. Stanforth
       Manager